Exhibit 10.2

Termination Agreement of the Lease Agreement for 1015 31st Street NW, Washington, DC

Cogent Communications, Inc. (Tenant) and Niobium LLC (Landlord) hereby agree to terminate the Lease Agreement between Landlord’s predecessor-in-interest 6715 Kenilworth Avenue Partnership and Cogent Communications, Inc. (Tenant) dated September 1, 2000, for premises at 1015 31st Street NW, Washington, DC as amended (Lease Agreement) and agree as follows:

The Lease Agreement shall terminate effective as of the later of (a) April 30, 2015; or (b) the date Tenant actually vacates the space leased pursuant to the Lease Agreement. Upon the effective date of any such termination Tenant shall no longer be obligated to pay rent or other charges and any advance rent payments or other charges shall be refunded to Tenant based on proration through the effective date of termination.

Executed as of the 16th day of April 2015.

Tenant:
Cogent Communications, Inc.

/s/ Thaddeus G. Weed
Thaddeus Weed
Chief Financial Officer

Landlord: Niobium LLC

/s/ Dave Schaeffer
Dave Schaeffer
Managing Member